Exhibit 23.1

[Letterhead of KPMG LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 24, 2022, with respect to the consolidated financial statements of CF Industries Holdings, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

(signed) KPMG LLP

Chicago, Illinois

May 11, 2022